Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

between

JONES SODA CO.

and

HEAVENLY RX LTD.

dated as of

July 11, 2019

Section 6.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.	27
Section 6.12 Specific Performance.	27
Section 6.13 Counterparts.	28

EXHIBITS

Exhibit A	Form of Investor Rights Agreement

Exhibit B	Form of Warrant

Exhibit C-1	Form of Heavenly Standstill Agreement

Exhibit C-2	Form of SOL Standstill Agreement

Exhibit D	Form of D&O Indemnification Agreement

Exhibit E	Budget

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of July 11, 2019, is entered into by and between Jones Soda Co., a Washington corporation (the “Company”), and Heavenly RX Ltd., a British Columbia corporation (“Investor”).

Recitals

WHEREAS, the Company wishes to sell to Investor, and Investor wishes to purchase from the Company, 15,000,000 shares of common stock of the Company, and simultaneously therewith, the Company shall issue to Investor a warrant to purchase up to 15,000,000 shares of common stock of the Company, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” means, with respect to any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, where “control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Audited Balance Sheet” has the meaning set forth in Section 3.06.

“Audited Balance Sheet Date” has the meaning set forth in Section 3.06.

“Basket” has the meaning set forth in Section 5.03(a).

“Benefit Plan” has the meaning set forth in Section 3.15(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in either Toronto, Canada or Seattle, Washington are authorized or required by Law to be closed for business.

“Cap” has the meaning set forth in Section 5.03(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 2.01(a).

“Company” has the meaning set forth in the preamble.

“Company Board Approval” has the meaning set forth in Section 3.04(b).

“Company Fundamental Representations” has the meaning set forth in Section 5.01.

“Company Insurance Policies” has the meaning set forth in Section 3.11.

“Company Intellectual Property” has the meaning set forth in Section 3.10(a).

“Company SEC Documents” has the meaning set forth in Section 3.05(a).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“D&O Indemnification Agreement” has the meaning set forth in Section 2.03(b).

“Derivative Securities” has the meaning set forth in Section 3.02(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Investor concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“EDGAR” has the meaning set forth in Section 3.05(a).

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“FDA” has the meaning set forth in Section 3.20(b).

“Financial Statements” has the meaning set forth in Section 3.05(b).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Intellectual Property” has the meaning set forth in Section 3.10(a).

“Intellectual Property Registrations” has the meaning set forth in Section 3.10(b).

“Investor” has the meaning set forth in the preamble.

“Investor Indemnitees” has the meaning set forth in Section 5.02.

“Investor Org. Chart” has the meaning set forth in Section 4.01.

“Investor Rights Agreement” means the Investor Rights Agreement, in the form attached to this Agreement as Exhibit A, dated as of the Closing Date, by and among the Company, Investor and certain other existing shareholders of the Company signatories thereto, as such agreement may be amended, restated or modified from time to time.

“Knowledge of the Company” or “the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of Jennifer Cue, Eric Chastain, Joe Culp, Steve Gress, and Michael Fleming, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 3.09(a).

“Liabilities” has the meaning set forth in Section 3.06.

“Licensed Intellectual Property” has the meaning set forth in Section 3.10(a).

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers; provided, that “Losses” shall not include speculative or punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, prospects, financial condition or assets of the Company and the Subsidiaries, taken as a whole, provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general, including, without limitation, changes to the credit or equity markets in general, such as changes in interest rates or the availability of financing; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) acts of god, such as fires, hurricanes, tornadoes, floods, earthquakes, or other natural disasters; or (ix) changes requested or consented to by the Investor or its Representatives, regardless of whether required under this Agreement, except, however, in the case of the foregoing clauses (i) through (ix), if any such event, occurrence, fact, condition or change has had a disproportionate effect on the Company and the Subsidiaries as compared to other participants in the industries in which the Company and the Subsidiaries participate.

“Material Contracts” has the meaning set forth in Section 3.08.

“NDA” has the meaning set forth in Section 6.01(a).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.09(b).

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

“Purchase Price” has the meaning set forth in Section 2.01(b).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, as to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, managing members, general partners, agents and consultants (including attorneys, financial advisors and accountants).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

“Shares” has the meaning set forth in Section 2.01(a).

“Standstill Agreement” has the meaning set forth in Section 2.03(a).

“Subsidiaries” has the meaning set forth in Section 3.03(a).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Warrant, the Investor Rights Agreement, the Standstill Agreement and the D&O Indemnification Agreements.

“Union” has the meaning set forth in Section 3.16.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“Warrant” has the meaning set forth in Section 2.01(a).

ARTICLE II
Purchase and Sale

Section 2.01       Purchase and Sale.

(a)               Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall sell to Investor, and Investor shall purchase from the Company, (i) 15,000,000 shares (the “Shares”) of common stock of the Company, no par value (“Common Stock”), and (ii) a warrant in the form attached to this Agreement as Exhibit B (the “Warrant”) representing the right to acquire up to 15,000,000 shares of Common Stock, subject to adjustment as set forth in the Warrant.

(b)               The aggregate purchase price for the Shares and the Warrant is an aggregate amount of $9,000,000 (the “Purchase Price”) in cash, which shall be paid by wire transfer of immediately available funds.

Section 2.02       Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares and the Warrant shall take place at a closing (the “Closing”) to be held on the date of this Agreement (the “Closing Date”), remotely by electronic exchange and overnight delivery of signatures and documents, or by such other method as the Company and Investor may mutually agree upon in writing.

Section 2.03       Transactions Effected at the Closing.

(a)               At the Closing, Investor shall deliver to the Company:

(i)                 the Purchase Price by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor prior to the Closing;

(ii)              the Warrant, duly executed by an authorized officer of Investor;

(iii)            the Investor Rights Agreement, duly executed by an authorized officer of Investor; and

(iv)             the Standstill Agreement, in the form attached to this Agreement as Exhibit C-1 (the “Heavenly Standstill Agreement”), duly executed by an authorized officer of Investor, and the Standstill Agreement, in the form attached to this Agreement as Exhibit C-2 (the “SOL Standstill Agreement”), duly executed by an authorized officer of SOL Global Investments Corp., an Ontario corporation (“SOL”).

(b)               At the Closing, the Company shall deliver to Investor:

(i)                 the Shares via book entry with the Company’s transfer agent;

(ii)              the Warrant, duly executed by an authorized officer of the Company;

(iii)            the Investor Rights Agreement, duly executed by an authorized officer of the Company and the shareholders of the Company signatories thereto;

(iv)             an Indemnification Agreement, in the form attached to this Agreement as Exhibit D (the “D&O Indemnification Agreements”), for each of Investor’s representatives designated to the board of directors of the Company pursuant to the terms of the Investor Rights Agreement, duly executed by an authorized officer of the Company;

(v)               a good standing certificate (or its equivalent) for the Company and each Subsidiary from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company or such Subsidiary is organized; and

(vi)             a certificate of the Secretary (or equivalent officer) of the Company certifying:

(A)             that attached thereto is a true and complete copy of the resolutions or consent(s) containing the Company Board Approval, and that such resolutions or consent(s) are in full force and effect as of the Closing and are all the resolutions or consent(s) adopted in connection with the transactions contemplated by this Agreement or the other Transaction Documents;

(B)              that the articles of incorporation and by-laws of the Company, as filed with the SEC Documents, are true and correct and in full force and effect as of the Closing; and

(C)              the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

Section 2.04       Use of Proceeds. The proceeds from the issuance of the Shares and the Warrant (including any proceeds from any exercise of the Warrant) shall be used by the Company for the purposes set forth in the budget attached to this Agreement as Exhibit E.

Section 2.05       Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement.

ARTICLE III
Representations and Warranties of the Company

The Company represents and warrants to Investor that the statements contained in this ARTICLE III are true and correct as of the Closing.

Section 3.01       Organization, Qualification and Authority of the Company. The Company is a corporation duly organized and validly existing under the Laws of the state of Washington and has full corporate power and authority (a) to enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, and (b) to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Investor) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except for laws affecting creditors’ rights generally and general principles of equity. When each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms, except for laws affecting creditors’ rights generally and general principles of equity.

Section 3.02       Capitalization.

(a)               The authorized and outstanding capital stock of the Company, as of the Closing after giving effect to the transactions contemplated by this Agreement, is as set forth on Section 3.02(a) of the Disclosure Schedules.

(b)               All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities Laws. None of the issued and outstanding shares of capital stock of the Company were issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates (including any Subsidiary) is a party or is subject to or in violation of any preemptive or similar rights of any Person. At the Closing, the Shares will be duly authorized, validly issued, fully paid and non-assessable, and Investor will own all of such Shares, free and clear of all Encumbrances. The shares of Common Stock issuable upon exercise of the Warrant have been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully paid and non-assessable, and Investor will own all of such shares, free and clear of all Encumbrances. None of the Shares, the Warrant or the shares of Common Stock issuable upon exercise of the Warrant shares will be issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates (including any Subsidiary) is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c)               Section 3.02(c) of the Disclosure Schedules sets forth, as of the Closing after giving effect to the transactions contemplated by this Agreement, all outstanding (i) stock options and restricted stock awards under the Jones Soda Co. 2011 Incentive Plan and (ii) warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company ((i) and (ii), collectively, “Derivative Securities”), in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights. The Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, shareholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

Section 3.03       Subsidiaries.

(a)               The Company owns 100% of the outstanding capital stock of each of Jones Soda Co. (USA) Inc., a Washington corporation, and Jones Soda (Canada) Inc., a British Columbia corporation (each, a “Subsidiary,” and collectively, the “Subsidiaries”). Section 3.03(a) of the Disclosure Schedules sets forth the authorized capital stock of each Subsidiary and the issued and outstanding shares of each Subsidiary. Other than the Company’s ownership of the Subsidiaries, neither the Company nor any Subsidiary, directly or indirectly, owns, controls or has any capital stock or other ownership interest in any other Person.

(b)               Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the state or province of its formation and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

(c)               There are no Derivative Securities relating to the capital stock of either Subsidiary or obligating either Subsidiary to issue or sell any shares of capital stock of, or any other interest in, such Subsidiary. Neither Subsidiary has outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, shareholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of either Subsidiary.

Section 3.04       No Conflicts; Consents.

(a)               The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation, by-laws or other organizational documents of the Company or any Subsidiary; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company or any Subsidiary; (c) (i) require the consent or waiver of, notice to or other action by any Person under, (ii) conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or (iii) result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel (including the creation or acceleration of any payment obligation) (A) any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of its properties and assets are subject (including any Material Contract) or (B) any Permit affecting the properties, assets or business of the Company or any Subsidiary; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company or any Subsidiary. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(b)               The board of directors of the Company, by unanimous written consent or by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held, in each case which approval has not been rescinded or modified in any way, has: (i) determined that this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein and therein, are fair to, and in the best interests of, the Company and its shareholders; (ii) approved and declared advisable this Agreement and the other Transaction Documents, including the execution, delivery, and performance hereof and thereof, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, upon the terms and subject to the conditions set forth herein and therein; and (iii) approved Investor becoming an “acquiring person” in compliance with Revised Code of Washington 23B.19.040(1)(a)(ii) (collectively, the “Company Board Approval”). No vote of the Company’s shareholders is required in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

Section 3.05       SEC Filings; Financial Statements.

(a)               The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports (including any Current Report on Form 8-K), schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(b)               Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents (the “Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

Section 3.06       Undisclosed Liabilities. The audited consolidated balance sheet of the Company dated as of December 31, 2018 (the “Audited Balance Sheet Date”) contained in the Company SEC Documents is hereinafter referred to as the “Audited Balance Sheet.” Neither the Company nor any Subsidiary has any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Audited Balance Sheet as of the Audited Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Audited Balance Sheet Date and which are not, individually or in the aggregate, material in amount, (c) those which are reflected on the consolidated balance sheet of the Company dated as of March 31, 2019, as filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, and (d) that which are set forth on Section 3.06 of the Disclosure Schedules.

Section 3.07       Absence of Certain Changes, Events and Conditions. Except as set forth on Section 3.07(a) of the Disclosure Schedules, since the Audited Balance Sheet Date, (a) the Company and each Subsidiary has conducted its business only in the ordinary course, and (b) there has not occurred any Material Adverse Effect or any event, occurrence or development that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect in the foreseeable future.

Section 3.08       Material Contracts. The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”), and subsequent reports filed by the Company with the SEC under the Exchange Act, collectively include every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) of the Company and the Subsidiaries required to be filed as an exhibit to such reports (the “Material Contracts”). Each Material Contract is valid and binding on the Company or the respective Subsidiary, as applicable, in accordance with its terms and is in full force and effect. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

Section 3.09       Title to Assets; Real Property.

(a)               Neither the Company nor any Subsidiary owns any real property. With respect to each parcel of real property leased or subleased by the Company or any Subsidiary (including any buildings, structures and facilities located thereon, the “Leased Real Property”), the disclosure under Item 2 of the 2018 Form 10-K is true and correct as of the Closing.

(b)               The Company or a Subsidiary has good and valid title to, or a valid leasehold interest in, all Leased Real Property and all personal property and other assets reflected in the Audited Balance Sheet or acquired after the Audited Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Audited Balance Sheet Date. All such Leased Real Property, properties and assets are free and clear of Encumbrances, except for the following (collectively referred to as “Permitted Encumbrances”):

(i)                 liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Audited Balance Sheet;

(ii)              mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company and the Subsidiaries, as a whole;

(iii)            easements, rights of way, zoning ordinances and other similar encumbrances affecting the Leased Real Property which are not, individually or in the aggregate, material to the business of the Company and the Subsidiaries, as a whole; or

(iv)             liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company and the Subsidiaries, as a whole; and

(v)               those Encumbrances set forth in Section 3.09(b) of the Disclosure Schedules.

(c)               The use and operation of the Leased Real Property in the conduct of the business of the Company and the Subsidiaries do not violate in any material respect any Law, covenant, condition, restriction, license, permit or agreement to which the Company is a party or, to the Company’s Knowledge, to which any third party is a party. There are no Actions pending nor, to the Company’s Knowledge, threatened against or affecting the Leased Real Property or any portion thereof or interest therein in the nature of, or in lieu of, condemnation or eminent domain proceedings.

Section 3.10       Intellectual Property.

(a)               “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, including such property that is owned by the Company or any Subsidiary (“Company Intellectual Property”) and that in which the Company or any Subsidiary holds exclusive or non-exclusive rights or interests granted by license from other Persons, including the Company or any Subsidiary (“Licensed Intellectual Property”):

(i)                 trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing;

(ii)              internet domain names, whether or not trademarks;

(iii)            social media accounts, including registration information, if applicable;

(iv)             original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

(v)               confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and

(vi)             patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

(b)               Section 3.10(b) of the Disclosure Schedules lists all trademarks, patents and copyrights constituting Company Intellectual Property that are either (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) used in or necessary for the current or planned business or operations of the Company or any Subsidiary. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing.

(c)               Except as set forth in Section 3.10(c) of the Disclosure Schedules, the Company or a Subsidiary owns, exclusively or jointly with other Persons, all right, title and interest in and to the Company Intellectual Property, free and clear of Encumbrances. The Company and the Subsidiaries are in material compliance with all legal requirements applicable to the Company Intellectual Property and the ownership and use thereof by the Company or any Subsidiary.

(d)               With respect to each license, sublicense or other agreement whereby the Company or any Subsidiary is granted rights, interests or authority (whether on an exclusive or non-exclusive basis) with respect to any Licensed Intellectual Property that is used in or necessary for the current or planned business or operations of the Company or any Subsidiary, all such agreements are valid, binding and enforceable between the Company or such Subsidiary, on the one hand, and the other parties thereto, on the other hand. The Company or such Subsidiary and such other parties are in material compliance with the terms and conditions of such agreements.

(e)               The Company Intellectual Property and Licensed Intellectual Property as currently owned, licensed or used, or proposed to be used, by the Company or any Subsidiary, and the conduct of the business of the Company and the Subsidiaries as currently and formerly conducted and proposed to be conducted have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person. Neither the Company nor any Subsidiary has received any communication, and no Action has been instituted, settled or, to the Company’s Knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of the Company Intellectual Property are subject to any outstanding Governmental Order.

(f)                To the Knowledge of the Company, no Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Company Intellectual Property.

Section 3.11       Insurance. The Company and the Subsidiaries maintain insurance (including the D&O Policy, the “Company Insurance Policies”) of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and the Subsidiaries. The Company Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. The Company Insurance Policies are sufficient for compliance with all applicable Laws and Contracts to which the Company or any Subsidiary is a party or by which it is bound. There are no claims related to the business of the Company and the Subsidiaries pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Section 3.11 of the Disclosure Schedules sets forth the Company’s directors’ and officers’ liability insurance policy, including the general terms, coverage amounts and covered individuals (the “D&O Policy”).

Section 3.12       Legal Proceedings; Governmental Orders.

(a)               Except as set forth in Section 3.12(a) of the Disclosure Schedules, there are no Actions pending or, to the Company’s Knowledge, threatened against or by the Company or any Affiliate (including any Subsidiary) affecting any of the properties or assets of the Company or any Subsidiary, or that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)               Except as set forth in Section 3.12(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any Subsidiary or any of their respective properties or assets. The Company and each Subsidiary is in compliance with the terms of each Governmental Order set forth in Section 3.12(b) of the Disclosure Schedules. To the Company’s Knowledge, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 3.13       Compliance With Laws; Permits; Anti-Corruption.

(a)               Except as set forth in Section 3.13(a) of the Disclosure Schedules, the Company and each Subsidiary has complied, and is now complying, in all material respects, with all Laws applicable to it or its business, properties or assets.

(b)               All Permits required for the Company or any Subsidiary to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date of this Agreement have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Permit.

(c)               Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any Representative or other person associated with or acting on behalf of the Company or any Subsidiary, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-corruption or anti-bribery law, including any rules or regulations promulgated thereunder.

Section 3.14       Environmental Matters. The Company and each Subsidiary is currently and has been in material compliance with all Environmental Laws, and neither the Company nor any Subsidiary has received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements. The Company and each Subsidiary has obtained and is in material compliance with all Environmental Permits necessary for the ownership, lease, operation or use of the business or assets of the Company and such Subsidiary. To the Company’s Knowledge, there is no condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company or any Subsidiary as currently carried out. To the Knowledge of the Company, no real property currently or formerly owned, operated or leased by the Company or any Subsidiary is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list. There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any Subsidiary or any real property currently owned, operated or leased by the Company or any Subsidiary or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or any Subsidiary.

Section 3.15       Employee Benefit Matters.

(a)               Section 3.15(a) of the Disclosure Schedules contains a true and complete list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, “ERISA”), whether or not written and whether or not subject to ERISA, and each supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by the Company or any Subsidiary or under which the Company or any Subsidiary has or may have any Liability (each, a “Benefit Plan”).

(b)               Each Benefit Plan has been established, administered, and maintained in accordance with its terms and in material compliance with all applicable Laws (including ERISA and the Code). Except as set forth on Section 3.15(b) of the Disclosure Schedules, nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Company or any Subsidiary to a civil action, penalty, surcharge, or Tax under applicable Law or which would jeopardize the previously-determined qualified status of any Benefit Plan. All benefits, contributions, and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles. Benefits accrued under any unfunded Benefit Plan have been paid, accrued or adequately reserved for to the extent required by GAAP.

(c)               Except as set forth on Section 3.15(c) of the Disclosure Schedules, neither the Company nor any Subsidiary has: (i) incurred, nor reasonably expects to incur, any Liability under Title I or Title IV of ERISA or related provisions of the Code or applicable Law relating to any Benefit Plan; or (ii) incurred, nor reasonably expects to incur, any Liability to the Pension Benefit Guaranty Corporation. To the Knowledge of the Company, no complete or partial termination of any Benefit Plan has occurred or is expected to occur.

(d)               Neither the Company nor any Subsidiary has now, or at any time, contributed to, sponsored, or maintained any: (i) “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) “single-employer plan” as defined in Section 4001(a)(15) of ERISA; (iii) “multiple employer plan” as defined in Section 413(c) of the Code; (iv) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975 (e)(7) of the Code; or (vi) any other Benefit Plan subject to required minimum funding requirements.

Section 3.16       Employment Matters.  All wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company or any Subsidiary, for services performed on or prior to the date of this Agreement have been paid in the ordinary course of business consistent with past practice. Neither the Company nor any Subsidiary is, nor has been, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”). To the Company’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. The Company and each Subsidiary is and has been in material compliance with the terms of all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, classification, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance.

Section 3.17       Taxes. Except as set forth in Section 3.17 of the Disclosure Schedules:

(a)               The Company (and, if applicable, each Subsidiary) has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company or any Subsidiary (whether or not shown on any Tax Return) have been timely paid;

(b)               The Company and each Subsidiary has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law;

(c)               No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company or any Subsidiary;

(d)               All deficiencies asserted, or assessments made, against the Company or any Subsidiary as a result of any examinations by any taxing authority have been fully paid;

(e)               Neither the Company nor any Subsidiary is a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority; and

(f)                Neither the Company nor any Subsidiary (i) has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes or (ii) to the Knowledge of the Company, has Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

Section 3.18       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company or any Subsidiary.

Section 3.19       Transactions With Related Persons. Except as set forth on Section 3.19 of the Disclosure Schedules, the Company’s Definitive Proxy Statement, filed with the SEC on March 26, 2019, discloses every transaction or proposed transaction required to be disclosed under Item 404 of Regulation S-K of the Securities Act. Since January 1, 2019, no transaction has occurred or been proposed that would or will require disclosure under Item 404 of Regulation S-K of the Securities Act in the Company’s Definitive Proxy Statement to be filed with respect to the Company’s 2020 annual meeting of shareholders.

Section 3.20       Product Liability; Regulatory Compliance.

(a)               The Company and the Subsidiaries do not provide any warranties with respect to their products other than the express warranties contained in customer agreements set forth on Section 3.20(a) of the Disclosure Schedule. There has been no occurrence which would give rise to, or form the basis of, any product liability, liability for injuries to individuals or liability for breach of warranty (whether covered by insurance or not) on the part of the Company or any Subsidiary with respect to products designed, manufactured, distributed, marketed or sold by the Company or any Subsidiary, in each case, subject to any applicable reserves of specifically identified in the Audited Balance Sheet.

(b)               Each product manufactured, purchased, produced, distributed, labeled, sold, stored or delivered by the Company or any Subsidiary (including any finished goods inventory) at the time at which such product was manufactured, purchased, distributed, labeled, sold, stored or delivered by the Company or any Subsidiary, (i) was in conformity with all applicable contractual requirements, including any product specifications and any express or implied warranties, (ii) have been manufactured, purchased, distributed, labeled, sold, stored and delivered (as applicable) in compliance with all Laws, including all food and beverage Laws, including labeling, (iii) since coming in the possession of the Company or any Subsidiary has been manufactured, purchased, produced, distributed, labeled, sold, stored and delivered, as applicable, in accordance with appropriate “Good Manufacturing Practices” or similar practices that may be promulgated under the food and beverage Laws, and (iv) (A) is not, or was not, as applicable adulterated or misbranded within the meaning of food and beverage Laws, (B) is not, or was not, as applicable, prohibited from being introduced into interstate commerce under the provisions of any food or beverage Laws, and (C) did not contain, or does not contain, as applicable, a hazardous substance or a banned substance within the meaning of any of any food or drug Laws. Section 3.20(b) of the Disclosure Schedule sets forth all recalls, withdrawals or suspensions of products manufactured, purchased, produced, distributed, labeled, sold, stored or delivered by the Company or any Subsidiary. None of the Company or any Subsidiary has received written notice of or otherwise is aware of, any U.S. Food & Drug Administration (“FDA”) or other Governmental Authority notices of warning or withholding, suspension or withdrawal of Inspection, seizure, criminal referral or other similar federal, state or private enforcement actions with respect to any product manufactured, purchased, produced, distributed, labeled, sold, stored or delivered by the Company or any Subsidiary. To the Company's Knowledge there are no facts, events or conditions that would reasonably be expected to furnish a basis for an injunction from or an award of damages (other than those that are insured or immaterial) with respect to, any product of the Company or any Subsidiary; or which would otherwise reasonably be expected to cause the Company or any Subsidiary to withdraw, recall or suspend or have enjoined any product from any market or to terminate or suspend distribution of such product. Neither the Company nor any Subsidiary is subject (or has been subject) to any adverse inspection finding, recall, investigation, penalty assessment, audit or other compliance or enforcement action by the FDA or any other federal, state, or foreign Governmental Authority having responsibility for the regulation of the current and/or proposed products of the Company or any Subsidiary. The Company and the Subsidiaries have obtained all necessary approvals and authorizations from the FDA and other Governmental Authorities for their current and past business activities and validly holds all accreditations and certifications that are necessary to operate their business and that they are contractually obligated to maintain, including Global Food Safety Initiative (GFSI) certifications, if contractually mandated. None of the Company nor any Subsidiary has made any materially false statements or materially false omissions in their applications or other submissions to the FDA or other Governmental Authority. The Company and the Subsidiaries are in material compliance with all regulations and requirements of the FDA and other Governmental Authorities. None of the Company or any Subsidiary has received any information or report from the FDA or other Governmental Authorities indicating or claiming that their products are unsafe or defective or that the applicable authorities will be unwilling to grant the necessary product approvals.

ARTICLE IV
Representations and Warranties of Investor

Investor represents and warrants to the Company that the statements contained in this ARTICLE IV are true and correct as of the Closing.

Section 4.01       Organization and Authority of Investor. Investor is a corporation duly organized, validly existing and in good standing under the Laws of the Canadian Province of British Columbia. Investor has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Investor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and any other Transaction Document to which Investor is a party, the performance by Investor of its obligations hereunder and thereunder and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Investor. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except for laws affecting creditors’ rights generally and general principles of equity. When each other Transaction Document to which Investor is or will be a party has been duly executed and delivered by Investor (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Investor enforceable against it in accordance with its terms, except for laws affecting creditors’ rights generally and general principles of equity. Prior to the date hereof, the Investor has delivered an organizational chart of Investor and its Affiliates (including, without limitation, SOL), which contains, for each Person in the organizational chart that is not an individual (a) the name and jurisdiction of incorporation or formation for each such Person, (b) the names of each officer and director of each Person, and (c) each owner of more than 10% of the outstanding capital stock or ownership percentages of each Person (the “Investor Org Chart”). The Investor Org Chart is true and complete as of the date hereof.

Section 4.02       No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation, by-laws or other organizational documents of Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Investor; or (c) except as set forth in Section 4.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03       Investment Purpose; Accredited Investor. Investor is acquiring the Shares and the Warrant solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Investor acknowledges that the Shares and the Warrant are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares and the Warrant may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Investor is an “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Section 4.04       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Investor.

Section 4.05       Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.06       Legal Proceedings. Except as set forth in Section 4.06 of the Disclosure Schedules, there are no Actions pending or, to the Investor’s knowledge, threatened against or by the Investor or any of its Affiliates that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.07       Agreement to Comply with the Securities Act; Legend. Investor, by acceptance of the Shares, agrees that Investor shall not offer, sell or otherwise dispose of the Shares except under circumstances that will not result in a violation of the Securities Act. The Shares (unless and until registered under the Securities Act) shall be stamped, imprinted or notated with a legend in substantially the form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.”

ARTICLE V
Indemnification

Section 5.01       Survival. The representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect until the date that is 12 months following the Closing Date; provided, however, that (i) the representations and warranties of the Company contained in Sections 3.01, 3.02, 3.03, 3.04, 3.17 and 3.18 (the “Company Fundamental Representations”) and the representations and warranties of the Company contained in Section 3.10, and (ii) the representations and warranties of Investor contained in ARTICLE IV, shall remain in full force and effect until the date that is 24 months following the Closing Date. The covenants and agreements contained in this Agreement shall survive the Closing and shall remain in full force and effect indefinitely.

Section 5.02       Indemnification By Company. Subject to the other terms and conditions of this ARTICLE V, the Company and each Subsidiary shall (and the Company shall cause each Subsidiary to) jointly and severally indemnify and defend and hold harmless each of Investor and its Affiliates and their respective Representatives (collectively, the “Investor Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Investor Indemnitees based upon, arising out of, with respect to or by reason of:

(a)               any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any other Transaction Document or in any certificate or instrument delivered by or on behalf of the Company pursuant hereto and thereto; or

(b)               any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement or any other Transaction Document.

Section 5.03       Certain Limitations.

(a)               Neither the Company nor any Subsidiary shall be liable to the Investor Indemnitees for indemnification under Section 5.02(a) (a) unless and until the aggregate amount of all Losses subject to indemnification under Section 5.02(a) exceeds $100,000 (the “Basket”), in which case the Company and each Subsidiary shall be liable only to the extent the aggregate amount of such Losses exceeds the Basket, and (b) to the extent that the aggregate amount of all Losses subject to indemnification under Section 5.02(a) exceeds the Purchase Price (the “Cap”). Notwithstanding the foregoing, the Basket and the Cap shall not apply with respect to any Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of a Company Fundamental Representation or with respect to fraud, criminal activity or willful misconduct on the part of the Company or any Subsidiary.

(b)               For purposes of determining (i) any inaccuracy or breach of a representation and warranty, (ii) the breach of any covenants and agreements and (iii) calculating Losses subject to this ARTICLE V, any “materiality” or “Material Adverse Effect” qualifications in such representations, warranties, covenants and agreements shall be disregarded.

Section 5.04       Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable in accordance with this ARTICLE V, the Company and each Subsidiary shall satisfy its obligations within thirty (30) Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should the Company or a Subsidiary not make full payment of any such obligations within such five-Business Day period, any amount payable shall accrue interest from and including the date of such agreement or such adjudication to the date such payment has been made at a rate per annum equal to 12%. Such interest shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year.

Section 5.05       Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 5.06       Effect of Investigation. Neither the representations, warranties and covenants of the Company, nor the right to indemnification of any Investor Indemnitee making a claim under this ARTICLE V with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of an Investor Indemnitee (including by any of its Representatives) or by reason of the fact that an Investor Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, provided, however, that the Company shall not be liable under this ARTICLE V for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement to the extent such inaccuracy or breach was disclosed by the Company in the Disclosure Schedules.

Section 5.07       Exclusive Monetary Remedy. Subject to Section 6.12, the parties acknowledge and agree that their sole and exclusive monetary remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE V. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement it may have against the other party hereto and its Affiliates and its Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE V. Nothing in this Section 5.07 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE VI
Miscellaneous

Section 6.01       Confidentiality; Public Announcements.

(a)               The parent company of Investor and the Company have previously executed a Mutual Nondisclosure Agreement, dated as of April 22, 2019 (the “NDA”), which the parties agree shall continue in full force and effect following the Closing in accordance with its terms.

(b)               No party hereto shall issue any press release or make any other public announcement or disclosure with respect to this Agreement and the transactions contemplated in this Agreement without the prior written consent of the other party, except for any press release, public announcement or other public disclosure that is required by applicable listing standards, securities or other laws or governmental regulations or by order of a court of competent jurisdiction. Prior to making any such required disclosure the disclosing party shall have given written notice to the non-disclosing party describing in reasonable detail the proposed content of such disclosure and shall permit the non-disclosing party to review and comment upon the form and substance of such disclosure.

Section 6.02       Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 6.03       Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

If to the Company:	Address:	Jones Soda Co.
66 S Hanford St., Suite 150
Seattle, WA 98134
	Facsimile:	(206) 624-6857
	E-mail:	finance@jonessoda.com
	Attention:	Chief Executive Officer

with a copy to:	Address:	Summit Law Group, PLLC
315 Fifth Avenue S., Suite 1000
Seattle, WA 98104
	Facsimile:	(206) 676-7001
	E-mail:	andys@summitlaw.com; and
laurab@summitlaw.com
	Attention:	Andy Shawber and Laura Bertin

If to Investor:	Address:	Heavenly RX Ltd.
1112 North Flagler Drive
Fort Lauderdale, FL 33304
	E-mail:	mbeedles@heavenlyrx.com
	Attention:	Mike Beedles / Steve Avalon

with a copy to:	Address:	Dorsey & Whitney
TD Canada Trust Tower
Brookfield Place
161 Bay Street, Suite 4310
Toronto, ON, Canada M5J 2S1
	Facsimile:	1 (416) 367-7371
	E-mail:	raymer.richard@dorsey.com; and
van.horn.jonathan@dorsey.com
	Attention:	Richard Raymer and Jonathan A. Van Horn

Section 6.04       Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “in this Agreement,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to in this Agreement shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim in this Agreement.

Section 6.05       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.06       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.07       Entire Agreement. This Agreement, the other Transaction Documents and the NDA constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Term Sheet for Common Stock Financing of Jones Soda Co., dated as of June 7, 2019.

Section 6.08       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations under this Agreement.

Section 6.09       No Third-Party Beneficiaries. Except as provided in ARTICLE V, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.10       Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.11       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)               This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SEATTLE AND COUNTY OF KING, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(C).

Section 6.12       Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY

JONES SODA CO.

By_/s/ Jennifer Cue____________________

Name: Jennifer Cue

Title: President and Chief Executive Officer

INVESTOR

HEAVENLY RX LTD.

By_/s/ Bradley Morris____________________

Name: Bradley Morris

Title: Director

[Signature Page to Securities Purchase Agreement]